UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     2009 Cash Incentive Bonus Program for 2009
     On April 6, 2009, the Compensation Committee of the registrant’s Board of Directors finalized the registrant’s annual cash incentive bonus program for 2009.
     For each executive, the Compensation Committee established a target bonus equal to a percentage of his or her annual salary, which was 25% for the chief executive officer and 15% for all other executives. These percentages were 50% lower than they were in the cash incentive bonus program for 2008 and this reduction is a part of cost cutting measures taken by the Company during the first quarter of 2009 when bonus targets were reduced by 50% for all U.S. company employees. All other components of the 2009 cash incentive bonus program are generally consistent with prior year programs. For the chief executive officer, 80% of his final bonus will be based on the achievement of company-wide corporate performance goals for 2009 and 20% will be based on an assessment of his performance for the year. For each other executive, 70% of his or her final bonus will be based on the achievement of the same company-wide corporate performance goals for 2009 and 30% will be based on an assessment of his or her performance for the year. The maximum bonus to which each executive will be entitled is 150% of the target bonus amount. The bonuses will be paid in 2010 following the determination by the Compensation Committee as to whether the registrant has achieved its corporate goals and its assessment of individual executive performance for the year. This evaluation will be based upon individual performance goals adopted by each executive and approved by the chief executive officer and will be made by the Compensation Committee using its discretion, and in consultation with the chief executive officer in all cases but his own.
     As part of this process, the Compensation Committee approved four corporate goals, which will be used to measure whether the executives will be entitled to bonuses based on corporate performance, the weighting of each of these four goals and goal achievement levels to measure the realization of these goals. The following table summarizes the registrant’s 2009 corporate goals established by the Compensation Committee.
Corporate Performance Goals for 2009

Weighting of
Goal	Goal
1) Achieve key research and development timelines.	25.0%
2) Meet product royalty revenue targets.	25.0
3) Meet profitability targets.	25.0
4) Accomplish specific goals for expansion of international operations.	25.0

Total	100.0%

     Director Decision Not to Stand for Re-Election
     On April 7, V. Sue Molina, a member of the registrant’s Board of Directors, informed the registrant that she does not wish to stand for re-election at the registrant’s 2009 annual meeting of stockholders. Ms. Molina will continue to serve as a director until that meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: April 10, 2009	By:	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	Chief Financial Officer